ROPER INDUSTRIES, INC.
NON-QUALIFIED RETIREMENT PLAN
Amended and Restated Effective as of January 1, 2013

Table of Contents

Page

ARTICLE I    ESTABLISHMENT AND PURPOSE    1
ARTICLE II    DEFINITIONS    2
ARTICLE III    ELIGIBILITY AND PARTICIPATION    7
3.1    Eligibility and Participation    7
3.2    Duration    7
ARTICLE IV    DEFERRALS    7
4.1    Deferral Elections    7
4.2    Timing Requirements for Compensation Deferral Agreements    7
4.3    Allocation of Deferrals and Company Contributions    9
4.4    Deductions from Pay    9
4.5    Vesting    9
4.6    Cancellation of Deferrals    9
ARTICLE V    COMPANY CONTRIBUTIONS    10
5.1    Nonqualified Matching Contributions    10
5.2    Discretionary Company Contributions    10
5.3    Vesting    10
5.4    Non-Employee Directors Not Eligible    10
5.5    Timing of Company Contributions    11
ARTICLE VI    BENEFITS    11
6.1    Benefits    11
6.2    Form of Payment    12
6.3    Acceleration of or Delay in Payments    13
6.4    Payments Treated as Made on the Designated Payment Date    13
ARTICLE VII    MODIFICATIONS TO PAYMENT SCHEDULES    14
7.1    Participant’s Right to Modify    14
7.2    Time of Election    14
7.3    Date of Payment under Modified Payment Schedule    14
7.4    Effective Date    14
7.5    Effect on Accounts    14
ARTICLE VIII    VALUATION OF ACCOUNT BALANCES; INVESTMENTS    15
8.1    Valuation    15
8.2    Earnings Credit    15
8.3    Investment Options    15
8.4    Investment Allocations    15
8.5    Unallocated Deferrals and Accounts    15
ARTICLE IX    ADMINISTRATION    15
9.1    Plan Administration    15
9.2    Administration Upon Change in Control    16
9.3    Withholding    16
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9.4    Indemnification    16
9.5    Delegation of Authority    16
9.6    Binding Decisions or Actions    16
ARTICLE X    AMENDMENT AND TERMINATION    17
10.1    Amendment and Termination    17
10.2    Amendments    17
10.3    Termination    17
10.4    Application of Code Section 409A    17
ARTICLE XI    INFORMAL FUNDING    18
11.1    General Assets    18
11.2    Rabbi Trust    18
ARTICLE XII    CLAIMS    18
12.1    Filing a Claim    18
12.2    Appeal of Denied Claims    19
12.3    Legal Action – Attorneys’ Fees and Deadlines    20
12.4    Discretion of Appeals Committee    20
ARTICLE XIII    GENERAL PROVISIONS    21
13.1    Anti-assignment Rule    21
13.2    No Legal or Equitable Rights or Interest    21
13.3    No Employment Contract    21
13.4    Notice    21
13.5    Headings    21
13.6    Invalid or Unenforceable Provisions    21
13.7    Lost Participants or Beneficiaries    22
13.8    Facility of Payment to a Minor    22
13.9    Governing Law    22
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ARTICLE I
ESTABLISHMENT AND PURPOSE
Roper Industries, Inc. (the “Company”) originally established the Roper Industries, Inc. Non-Qualified Retirement Plan (the “Plan”) with an effective date of January 1, 1995. The Company subsequently amended and restated the Plan effective as of March 1, 2002 and again effective as of January 1, 2009. The Company again hereby amends and restates the Plan, effective as January 1, 2013. This amended and restated Plan supersedes all previous versions of the Plan and shall apply to all individuals eligible to participate in this Plan and to those individuals previously eligible to participate in the Plan who continue to have a Plan account balance.
The purpose of the Plan is to attract and retain key employees and non-employee directors by providing each eligible employee with an opportunity to make up employee and employer contributions that were lost under an applicable savings plan, as defined below, because of statutory, regulatory and plan limits. The Plan is intended to be and shall be interpreted and administered, for purposes of Title I of ERISA, as an unfunded defined contribution plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated Employees (commonly known as a “top-hat plan” under ERISA). As such, the Plan is not intended to meet the qualification requirements of Code Section 401(a). However, the Company intends for the Plan to meet the requirements of Code Section 409A. Accordingly, the Plan shall be operated and interpreted consistently with the requirements of Code Section 409A.
As a top-hat plan, the Plan constitutes an unsecured promise by a Participating Employer to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Company or the Adopting Employer, as applicable. Each Participating Employer shall be solely responsible for payment of the benefits of its employees and their beneficiaries. Any amounts set aside to defray the liabilities assumed by the Company or an Adopting Employer will remain the general assets of the Company or the Adopting Employer and shall remain subject to the claims of the Company’s or the Adopting Employer’s creditors until such amounts are distributed to the Participants.

ARTICLE II
DEFINITIONS
2.1    Account means a bookkeeping account maintained by the Company to record the payment obligation of a Participating Employer to a Participant as determined under the terms of the Plan. The Company may maintain an Account to record the total obligation to a Participant and component Accounts to reflect amounts payable at different times and in different forms. Reference to an Account means any such Account established by the Company, as the context requires. Notwithstanding anything herein to the contrary, all Accounts are intended to constitute unfunded obligations within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).
2.2    Account Balance means, with respect to any Account, the total of all contributions, income, expenses, gains and losses credited to the Plan on behalf of such Participant.
2.3    Adopting Employer means an Affiliate who, with the consent of the Company, has adopted the Plan for the benefit of its eligible employees.
2.4    Affiliate means a corporation, trade or business that, together with the Company, is treated as a single employer under Code Section 414(b) or (c).
2.5    Applicable Savings Plan means the tax-qualified defined contribution retirement plan with a cash or deferred arrangement feature (as defined under Code Section 401(k)) sponsored by the Participating Employer in which the Participant is eligible to participate.
2.6    Beneficiary means a natural person, estate, or trust designated by a Participant to receive payments to which a Beneficiary is entitled in accordance with provisions of the Plan. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if: (a) the Participant has failed to properly designate a Beneficiary, or (b) all designated Beneficiaries have predeceased the Participant. A former spouse shall have no interest under the Plan, as Beneficiary or otherwise, unless the Participant designates such person as a Beneficiary after dissolution of the marriage, except to the extent provided under the terms of a domestic relations order as described in Code Section 414(p)(1)(B).
2.7    Business Day means each day on which the New York Stock Exchange is open for business.
2.8    Change in Control means, with respect to a Participating Employer that is organized as a corporation, the occurrence of any of the following (and shall be deemed to have occurred as of the date upon which any one of the following occurs): (a) a change in the ownership of the Participating Employer, (b) a change in the effective control of the Participating Employer, or (c) a change in the ownership of a substantial portion of the assets of the Participating Employer.
For purposes of this Section, a change in the ownership of the Participating Employer occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Participating Employer that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Participating Employer. A change in the effective control of the Participating Employer occurs on the date on which either (a) a person, or more than one person acting as a group, acquires ownership of stock of the Participating Employer possessing 30% or more of the total voting power of the stock of the Participating Employer, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (b) a majority of the members of the Participating Employer’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder of the Participating Employer. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Participating Employer, acquires assets from the Participating Employer that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Participating Employer immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition. An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Participating Employer that has experienced the Change in Control, or the Participant’s relationship to the affected Participating Employer otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).
The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Code Section 409A.
2.9    Claimant means a Participant or Beneficiary filing a claim under Article XII of this Plan.
2.10    Code means the Internal Revenue Code of 1986, as amended from time to time.
2.11    Code Section 409A means section 409A of the Code, and regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder. References to such Section or guidance in this Plan include references to such provisions as they may be modified.
2.12    Committee means the committee appointed by the Board of Directors of the Company (or the appropriate committee of such board) to administer the Plan. If no designation is made, the Chief Executive Officer of the Company or his delegate shall have and exercise the powers of the Committee.
2.13    Company means Roper Industries, Inc.
2.14    Company Contribution means a credit by a Participating Employer to a Participant’s Account(s) in accordance with the provisions of Article V of the Plan. Company Contributions are credited at the sole discretion of the Participating Employer and the fact that a Company Contribution is credited in one year shall not obligate the Participating Employer to continue to make such Company Contribution in subsequent years. Unless the context clearly indicates otherwise, a reference to Company Contribution shall include Earnings attributable to such contribution.
2.15    Compensation means base salary, bonus, commission, and such other cash (if any) approved by the Committee as Compensation that may be deferred under this Plan. Compensation shall not include any compensation that has been previously deferred under this Plan or any other arrangement subject to Code Section 409A. With respect to any Non-Employee Director and notwithstanding the foregoing, Compensation shall mean the Total Annual Retainer, Meeting Fees, as defined in the Roper Industries, Inc. Director Compensation Plan.
2.16    Compensation Deferral Agreement means an agreement between a Participant and a Participating Employer that specifies (a) the amount of each component of Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV, and (b) the Payment Schedule applicable to one or more Accounts. The Committee may permit different deferral amounts for each component of Compensation and may establish a minimum or maximum deferral amount for each such component. Unless otherwise specified by the Committee in the Compensation Deferral Agreement, Participants may defer up to 100% of their base salary and up to 100% of other types of Compensation for a Plan Year. A Compensation Deferral Agreement may also specify the investment allocation described in Section 8.4.
2.17    Death Benefit means the benefit payable under the Plan to a Participant’s Beneficiary(ies) upon the Participant’s death as provided in Section 6.1 of the Plan.
2.18    Deferral means a credit to a Participant’s Account(s) that records that portion of the Participant’s Compensation that the Participant has elected to defer to the Plan in accordance with the provisions of Article IV. Unless the context of the Plan clearly indicates otherwise, a reference to Deferrals includes Earnings attributable to such Deferrals.
Deferrals shall be calculated with respect to the gross cash Compensation payable to the Participant prior to any deductions or withholdings, but shall be reduced by the Committee as necessary so that it does not exceed 100% of the cash Compensation of the Participant remaining after deduction of all required income and employment taxes, other employee benefit deductions, and other deductions required by law. Changes to payroll withholdings that affect the amount of Compensation being deferred to the Plan shall be allowed only to the extent permissible under Code Section 409A.

2.19    Disability Benefit means the benefit payable under the Plan to a Participant in the event such Participant is determined to be Disabled. For the avoidance of doubt, Non-Employee Directors are not eligible for Disability Benefits under the Plan.
2.20    Disabled means that a Participant is, by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, (a) unable to engage in any substantial gainful activity, or (b) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. The Committee shall determine whether a Participant is Disabled in accordance with Code Section 409A; provided, however, that a Participant shall be deemed to be Disabled if determined to be totally disabled by the Social Security Administration or the Railroad Retirement Board.
2.21    Earnings means an adjustment to the value of an Account in accordance with Article VIII.
2.22    Effective Date means January 1, 2013, which is the date of this amended and restated Plan document. The Plan was originally effective as of January 1, 1995 and subsequently amended restated as of March 1, 2002 and again as of January 1, 2009.
2.23    Eligible Employee means an Employee of a Participating Employer that the Committee determines is eligible to participate in the Plan. Notwithstanding the foregoing or anything to the contrary herein, only Employees who are members of a select group of management or highly compensated employees, within the meaning of ERISA Sections 201(2), 301(a)(3), and 401(a)(1), may be designated as eligible to participate in this Plan. For purposes of this Section, the Committee shall have sole and absolute discretion to determine whether an Employee is an Eligible Employee and all such determinations shall be final and binding on all individuals.
2.24    Employee means a common-law employee of an Employer.
2.25    Employer means, with respect to Employees it employs, the Company and each Affiliate.
2.26    ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.
2.27    Fiscal Year Compensation means Compensation earned during one or more consecutive fiscal years of a Participating Employer, all of which is paid after the last day of such fiscal year or years.
2.28    Non-Employee Director means a director of the Company who is not an employee of the Company or any of its Affiliates.
2.29    Participant means an Eligible Employee who has received notification of his or her eligibility to defer Compensation under the Plan under Section 3.1, a Non Employee Director and any other person with an Account Balance greater than zero, regardless of whether such individual continues to be an Eligible Employee or a Non Employee Director. A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan.
2.30    Participating Employer means the Company and each Adopting Employer.
2.31    Payment Schedule means the date as of which payment of an Account under the Plan will commence and the form in which payment of such Account will be made.
2.32    Performance-Based Compensation means Compensation where the amount of, or entitlement to, the Compensation is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than ninety (90) days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. The determination of whether Compensation qualifies as Performance-Based Compensation will be made in accordance with Treas. Reg. Section 1.409A-1(e) and subsequent guidance.

2.33    Plan means the “Roper Industries, Inc. Non-Qualified Retirement Plan” as amended and restated herein and as may be further amended from time to time hereafter. However, to the extent permitted or required under Code Section 409A, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section 1.409A-1(c), or the Plan or portion of the Plan and any other nonqualified Non-Qualified Retirement Plan or portion thereof that is treated as a single plan under such section.
2.34    Plan Year means the twelve (12) consecutive month period that begins on each January 1 and ends on each December 31.
2.35    Retirement means for Participants other than Non-Employee Directors, Retirement means Separation from Service after attainment of any age where the combination of the Participant’s age and number of Years of Service equals or exceeds 65. For Participants who are Non-Employee Directors, Retirement means Separation from Service for any reason.
2.36    Retirement Benefit means the benefit payable to a Participant under the Plan following the Retirement of the Participant.
2.37    Retirement / Termination Account means an Account established by the Committee to record the amounts payable to a Participant that have not been allocated to a Specified Date Account. Unless the Participant has established a Specified Date Account, all Deferrals and Company Contributions shall be allocated to a Retirement / Termination Account on behalf of the Participant.
2.38    Separation from Service means a termination of employment with an Employer within the meaning provided in Treasury Regulation section 1.409A-1(h), provided, that the Participant will be deemed to have a Separation from Service if services provided to Employer is at a level that is 20% or less of the average level of service performed by the Participant in the 36-month period, or lesser period if applicable under Treasury Regulation section 1.409A-1(h), immediately preceding the Separation from Service.
Notwithstanding the foregoing, an Employee who is absent from work due to military leave, sick leave, or other bona fide leave of absence shall incur a Separation from Service on the first date immediately following the later of (a) the six-month anniversary of the commencement of the leave, or (b) the expiration of the Employee’s right, if any, to reemployment under statute or contract. Notwithstanding the preceding, however, an Employee who is absent from work due to a physical or mental impairment that is expected to result in death or last for a continuous period of at least six months and that prevents the Employee from performing the duties of his position of employment or a similar position shall incur a Separation from Service on the first date immediately following the 29-month anniversary of the commencement of the leave.
For purposes of determining whether a Separation from Service has occurred, the Employer means the Employer as defined under this Article, except that for purposes of determining whether another organization is an Affiliate of the Company, common ownership of at least 50% shall be determinative.
A Non-Employee Director is deemed to have incurred a Separation from Service upon the ceasing of all services as a Director constituting a “separation from service” (as that term is defined at Treas. Reg. § 1.409A-1(h)) from the Company and any of its Affiliates.
The Committee specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a Separation from Service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction. Such determination shall be made in accordance with the requirements of Code Section 409A.
2.39    Specified Date Account means an Account established pursuant to Section 4.3 that will be paid (or that will commence to be paid) at a future date as specified in the Participant’s Compensation Deferral Agreement. Unless otherwise determined by the Committee, a Participant may maintain no more than five Specified Date Accounts. A Specified Date Account may be identified in enrollment materials as an in-service account.

2.40    Specified Date Benefit means the benefit payable to a Participant under the Plan in accordance with Section 6.1(c).
2.41    Specified Employee means the same as such term is defined under Code Section 409A,provided, however, that, as permitted in the final Section 409A regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board of Directors or a committee thereof, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.
2.42    Substantial Risk of Forfeiture shall have the meaning specified in Treas. Reg. Section 1.409A-1(d).
2.43    Termination Benefit means the benefit payable to a Participant under the Plan following the Participant’s Separation from Service prior to Retirement. For the avoidance of doubt, Non-Employee Directors are not eligible for Termination Benefits under the Plan, because Retirement for Non-Employee Directors means Separation from Service for any reason.
2.44    Unforeseeable Emergency means a severe financial hardship to the Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s dependent (as defined in Code section 152(a)), or a Beneficiary; (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster); or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The types of events which may qualify as an Unforeseeable Emergency may be limited by the Committee.
2.45    Valuation Date means each Business Day.
2.46    Year of Service means each twelve (12) consecutive month period of continuous service with the Employer or each twelve (12) consecutive month period of continuous service as a NonEmployee Director of the Company.

ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.1    Eligibility and Participation
(a)    Eligible Employees. An Eligible Employee becomes a Participant upon the earlier to occur of (1) a credit of Company Contributions under Article V, or (2) notification of eligibility to participate.
(b)    Non-Employee Directors. A Non-Employee Director becomes a Participant upon the earlier to occur of (1) a credit of Company Contributions under Article V, or (2) notification of eligibility to participate.
3.2    Duration
A Participant shall be eligible to defer Compensation and, where applicable, receive allocations of Company Contributions, subject to the terms of the Plan, for as long as such Participant remains an Eligible Employee or a Non-Employee Director. A Participant who is no longer an Eligible Employee or a Non-Employee Director may not defer Compensation under the Plan but may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Account(s). For as long as a Participant has an Account Balance, he or she shall remain a Participant and he or she may continue to make investment allocation elections as provided in Section 8.4. An individual shall cease being a Participant in the Plan when all benefits under the Plan to which he or she is entitled have been paid.
ARTICLE IV
DEFERRALS
4.1    Deferral Elections
(a)    Deferral Agreement, Generally. A Participant may elect to defer Compensation by submitting a Compensation Deferral Agreement during the enrollment periods established by the Committee and in the manner specified by the Committee, but in any event, in accordance with Section 4.2. A Compensation Deferral Agreement that is not timely filed with respect to a service period or component of Compensation shall be considered void and shall have no effect with respect to such service period or Compensation. The Committee may modify any Compensation Deferral Agreement prior to the date the election becomes irrevocable under the rules of Section 4.2.
(b)    Deferral Agreements, Amounts and Accounts. The Participant shall specify on his or her Compensation Deferral Agreement the amount of Deferrals and whether to allocate Deferrals and associated Company Contributions to a Retirement / Termination Account or to a Specified Date Account. If no designation is made or if a designation is invalid (for example, because it fails to defer Compensation for at least one year or, if longer, for the minimum deferral period specified by the Committee), Deferrals (or that portion of Deferrals allocated invalidly) shall be allocated to the Retirement / Termination Account. A Participant may also specify in his or her Compensation Deferral Agreement the Payment Schedule applicable to his or her Plan Accounts. If the Payment Schedule is not specified in a Compensation Deferral Agreement, the Payment Schedule shall be the Payment Schedule specified in Section 6.2.
4.2    Timing Requirements for Compensation Deferral Agreements
(a)    First Year of Eligibility. In the case of the first year in which an Eligible Employee or a Non-Employee Director becomes eligible to participate in the Plan, he or she may submit a Compensation Deferral Agreement at the times set forth in Section 4.1(a). The determination of whether an Eligible Employee may file a Compensation Deferral Agreement under this subsection shall be determined in accordance with the rules of Code Section 409A, including the provisions of Treas. Reg. Section 1.409A-2(a)(7).

(b)    Prior Year Election. Except as otherwise provided under this Section, Participants may defer Compensation by filing a Compensation Deferral Agreement no later than December 31 of the year prior to the year in which the Compensation to be deferred is earned. A Compensation Deferral Agreement described in this subsection shall become irrevocable with respect to such Compensation as of January 1 of the year in which such Compensation is earned.
(c)    Performance-Based Compensation. Participants may file a Compensation Deferral Agreement with respect to Performance-Based Compensation no later than the date that is six months before the end of the performance period, provided that:
(1)    the Participant performs services continuously from the later of the beginning of the performance period or the date the criteria are established through the date the Compensation Deferral Agreement is submitted; and
(2)    the Compensation is not readily ascertainable as of the date the Compensation Deferral Agreement is filed.
A Compensation Deferral Agreement becomes irrevocable with respect to Performance-Based Compensation as of the day immediately following the latest date for filing such election. Any election to defer Performance-Based Compensation that is made in accordance with this subsection and that becomes payable as a result of the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-1(e)) or upon a Change in Control (as defined in Treas. Reg. Section 1.409A-3(i)(5)) prior to the satisfaction of the performance criteria, will be void.
(d)    Sales Commissions. Sales commissions (as defined in Treas. Reg. Section 1.409A-2(a)(12)(i)) are considered to be earned in the taxable year of the Participant in which the sale occurs. The Compensation Deferral Agreement must be filed before the last day of the year preceding the year in which the sales commissions are earned and becomes irrevocable after that date.
(e)    Investment Commissions. Investment commissions (as defined in Treas. Reg. Section 1.409A-2(a)(12)(ii)) are considered to be earned in the 12-month period immediately preceding the date assets are valued for purposes of calculating the commission. Investment Commissions must be deferred under the timing rules set forth in this Section 4.2.
(f)    Fiscal Year Compensation. A Participant may defer Fiscal Year Compensation by filing a Compensation Deferral Agreement prior to the first day of the fiscal year or years in which such Fiscal Year Compensation is earned. The Compensation Deferral Agreement described in this subsection becomes irrevocable on the first day of the fiscal year or years to which it applies.
(g)    Short-Term Deferrals. Compensation that meets the definition of a “short-term deferral” described in Treas. Reg. Section 1.409A-1(b)(4) may be deferred in accordance with the rules of Article VII, applied as if the date the Substantial Risk of Forfeiture lapses is the date payments were originally scheduled to commence, provided, however, that the provisions of Section 7.3 shall not apply to payments attributable to a Change in Control (as defined in Treas. Reg. Section 1.409A-3(i)(5)).
(h)    Certain Forfeitable Rights. With respect to a legally binding right to a payment in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued services for a period of at least twelve months from the date the Participant obtains the legally binding right, an election to defer such Compensation may be made on or before the 30th day after the Participant obtains the legally binding right to the Compensation, provided that the election is made at least twelve months in advance of the earliest date at which the forfeiture condition could lapse. The Compensation Deferral Agreement described in this subsection becomes irrevocable after such 30th day. If the forfeiture condition applicable to the payment lapses before the end of the required service period as a result of the Participant’s death or disability (as defined in Treas. Reg. Section 1.409A-3(i)(4)) or upon a Change in Control (as defined in Treas. Reg. Section

1.409A-3(i)(5)), the Compensation Deferral Agreement will be void unless it would be considered timely under another rule described in this Section.
(i)    “Evergreen” Deferral Elections. The Committee, in its discretion, may provide in the Compensation Deferral Agreement that such Compensation Deferral Agreement will continue in effect for each subsequent year or performance period. Such “evergreen” Compensation Deferral Agreements will become effective with respect to an item of Compensation on the date such election becomes irrevocable under this Section 4.2. An evergreen Compensation Deferral Agreement may be terminated or modified prospectively with respect to Compensation for which such election remains revocable under this Section 4.2. A Participant whose Compensation Deferral Agreement is cancelled in accordance with Section 4.6 will be required to file a new Compensation Deferral Agreement under this Article IV in order to recommence Deferrals under the Plan.
4.3    Allocation of Deferrals and Company Contributions
A Compensation Deferral Agreement may allocate Deferrals and Company Contributions to one or more Specified Date Accounts and/or to the Retirement / Termination Account. Company Contributions that are made pursuant to Article V shall be allocated to Specified Date Accounts and/or to the Retirement / Termination Account in the same proportion as elected by the Participant with respect to base salary for the Plan Year during which the Company Contribution is made. The Committee may, in its discretion, establish a minimum deferral period for Specified Date Accounts (for example, the third Plan Year following the year Compensation subject to the Compensation Deferral Agreement is earned).
4.4    Deductions from Pay
The Committee has the authority to determine the payroll practices under which any component of Compensation subject to a Compensation Deferral Agreement will be deducted from a Participant’s Compensation.
4.5    Vesting
Participant Deferrals shall be 100% vested at all times.
4.6    Cancellation of Deferrals
The Committee shall cancel a Participant’s Deferrals (a) for the balance of the Plan Year in which an Unforeseeable Emergency payment is made, (b) if the Participant receives a hardship distribution under the Employer’s qualified 401(k) plan, through the end of the Plan Year in which the six-month anniversary of the hardship distribution falls, and (c) during periods in which the Participant is unable to perform the duties of his or her position or any substantially similar position due to a mental or physical impairment that can be expected to result in death or last for a continuous period of at least six months.

ARTICLE V
COMPANY CONTRIBUTIONS
5.1    Nonqualified Matching Contributions
Each Participating Employer shall credit a Company Matching Contribution to the Account of a Participant in an amount equal to (a) minus (b), where (a) and (b) are as follows:
(a)    the Participant’s Compensation multiplied by the matching contribution rate and by similar contribution rates determined under the Applicable Savings Plan in which he or she is a participant; and
(b)    the total matching contributions and similar contributions made by the Participating Employer to the Applicable Savings Plan on behalf of the Participant.
For purposes of this Plan, the matching contribution rate, as well as the similar contribution rates, referenced in subsection (a) of this Section means the maximum percentage of compensation that the Participating Employer may contribute as such a contribution under the Applicable Savings Plan.
5.2    Discretionary Company Contributions
The Participating Employer may, from time to time in its sole and absolute discretion, credit Company Contributions to any Participant in any amount determined by the Participating Employer. Such contributions will be credited to a Participant’s Retirement / Termination Account.
5.3    Vesting
Company Contributions described in Section 5.1, and the Earnings thereon, shall be 100% vested. Company Contributions described in Section 5.2, above, (if any) and the Earnings thereon, shall vest in accordance with the vesting scheduled established by the Committee at the time that the Company Contribution is made. All Company Contributions shall become 100% vested upon the occurrence of the earliest of: (a) the death of the Participant while actively employed, (b) the Disability of the Participant while actively employed, (c) Retirement of the Participant, or (d) a Change in Control. The Participating Employer may, at any time, in its sole discretion, increase a Participant’s vested interest in a Company Contribution. The portion of a Participant’s Accounts that remains unvested upon his or her Separation from Service after the application of the terms of this Section shall be forfeited.
5.4    Non-Employee Directors Not Eligible
For the avoidance of doubt, Non-Employee Directors are not eligible for Company Contributions under the Plan.
5.5    Timing of Company Contributions
Notwithstanding anything herein to the contrary, each Participating Employer, in its sole discretion, may make any Company Contribution as of each payroll period or as of each other date as the Participating Employer may determine from time to time.

ARTICLE VI
BENEFITS
6.1    Benefits
(a)    Retirement Benefit. A Participant shall be entitled to a Retirement Benefit upon his or her Retirement. The Retirement Benefit shall be equal to the vested portion of the Retirement / Termination Account, based on the value of that Account as of the end of the month in which his or her Retirement occurs. Subject to Section 6.4 hereof, the payment date for the Retirement Benefit will be the first day of the month following the month in which the Retirement occurs, provided, however, that with respect to a Participant who is a Specified Employee as of the date such Participant incurs a Separation from Service, the payment date will be the first day of the seventh month following the month in which such Separation from Service occurs. If the Retirement Benefit is to be paid in the form of installments, any subsequent installment payments to a Specified Employee will be paid on the anniversary of the date the first payment was made.
(b)    Termination Benefit. Upon the Participant’s Separation from Service for reasons other than death or Retirement, he or she shall be entitled to a Termination Benefit. The Termination Benefit shall be equal to the vested portion of the Retirement / Termination Account, based on the value of that Account as of the end of the month in which Separation from Service occurs. Subject to Section 6.4 hereof, the payment date for the Termination Benefit will be the first day of the month following the month in which Separation from Service occurs, provided, however, that with respect to a Participant who is a Specified Employee as of the date such Participant incurs a Separation from Service, payment will be made on the first day of the seventh month following the month in which such Separation from Service occurs. For the avoidance of doubt, Non-Employee Directors are not eligible for Termination Benefits under the Plan, because Retirement for NonEmployee Directors means Separation from Service for any reason.
(c)    Specified Date Benefit. If the Participant has established one or more Specified Date Accounts, he or she shall be entitled to a Specified Date Benefit with respect to each such Specified Date Account. The Specified Date Benefit shall be equal to the vested portion of the Specified Date Account, based on the value of that Account as of the end of the month designated by the Participant at the time the Account was established, regardless of whether the Participant remains actively employed at the time of distribution of the Specified Date Benefit. Subject to Section 6.4 hereof, the payment date for the Specified Date Benefit will be the first day of the month following the designated month.
(d)    Death Benefit. In the event of the Participant’s death, his or her designated Beneficiary(ies) shall be entitled to a Death Benefit. The Death Benefit shall be equal to the vested portion of the Retirement / Termination Account and the vested portion of any unpaid balances in any Specified Date Accounts. The Death Benefit shall be based on the value of the Accounts as of the end of the month in which death occurred. Subject to Section 6.4 hereof, the payment date for the Death Benefit will be the first day of the month following the month in which death of the Participant occurred.
(e)    Disability Benefit. Upon a determination by the Committee that a Participant is Disabled, he or she shall be entitled to a Disability Benefit. The Disability Benefit shall be equal to the vested portion of the Retirement / Termination Account and the vested portion of any unpaid balances in any Specified Date Accounts. The Disability Benefit shall be based on the value of the Accounts as of the last day of the month in which Disability occurs. Subject to Section 6.4 hereof, the payment date for the Disability Benefit will be the first day of the month following the month during which the Participant was judged by the Committee to have incurred a Disability. For the avoidance of doubt, NonEmployee Directors are not eligible for Disability Benefits under the Plan.
(f)    Unforeseeable Emergency Payments. A Participant, other than a Non-Employee Director, who experiences an Unforeseeable Emergency may submit a written request to the Committee to receive payment of all or any portion of his or her vested Accounts. Whether a Participant or Beneficiary is faced with an Unforeseeable Emergency permitting an emergency payment shall be determined by the Committee based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be reimbursed through insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of Deferrals under this Plan. An approval of a payment due to an Unforeseeable Emergency is subject to the discretion of the Committee. If an emergency payment is approved by the Committee, the amount of the payment shall not exceed the amount reasonably necessary to satisfy the need, taking into account the additional compensation that is available to the Participant as the result of cancellation of deferrals to the Plan, including amounts necessary to pay any taxes or penalties that the Participant reasonably anticipates will result from the payment. The amount of the emergency payment shall be subtracted first from the vested portion of the Participant’s Retirement / Termination Account until depleted and then from the vested Specified Date Accounts, beginning with the Specified Date Account with the latest payment commencement date. Emergency payments shall be paid in a single lump sum within the 90-day period following the date the payment is approved by the Committee.
6.2    Form of Payment
(a)    Retirement Benefit. A Participant who is entitled to receive a Retirement Benefit shall receive payment of such benefit in a single lump sum, unless the Participant elects on his or her initial Compensation Deferral Agreement to have such benefit paid in one of the following alternative forms of payment (1) substantially equal annual installments over a period of two to ten years, as elected by the Participant, or (2) a lump sum payment of a percentage of the balance in the Retirement / Termination Account, with the balance paid in substantially equal annual installments over a period of two to ten years, as elected by the Participant.
(b)    Termination Benefit. A Participant who is entitled to receive a Termination Benefit shall receive payment of such benefit in a single lump sum. For the avoidance of doubt, Non-Employee Directors are not eligible for Termination Benefits under the Plan.
(c)    Specified Date Benefit. The Specified Date Benefit shall be paid in a single lump sum, unless the Participant elects on the Compensation Deferral Agreement with which the account was established to have the Specified Date Account paid in substantially equal annual installments over a period of two to five years, as elected by the Participant.
(d)    Death Benefit. A designated Beneficiary who is entitled to receive a Death Benefit shall receive payment of such benefit in a single lump sum.
(e)    Disability Benefit. A Participant who is entitled to receive a Disability Benefit shall receive payment of such benefit in a single lump sum, unless the Participant elects on his or her initial Compensation Deferral Agreement to have such benefit paid in accordance with the Payment Schedule for his or her Retirement Benefit.
(f)    Small Account Balances. The Committee may, in its sole discretion which shall be evidenced in writing no later than the date of payment, elect to pay the value of the Participant’s Accounts upon a Separation from Service in a single lump sum if the balance of such Accounts is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), provided the payment represents the complete liquidation of the Participant’s interest in the Plan.
(g)    Rules Applicable to Installment Payments. If a Payment Schedule specifies installment payments, annual payments will be made beginning as of the payment commencement date for such installments and shall continue on each anniversary thereof until the number of installment payments specified in the Payment Schedule has been paid. The amount of each installment payment shall be determined by dividing (1) by (2), where (1) equals the Account Balance as of the Valuation Date and (2) equals the remaining number of installment payments. For purposes of Article VII, installment payments will be treated as a single form of payment. If a lump sum equal to less than 100% of the Retirement / Termination Account is paid, the payment commencement date for the installment form of payment will be the first anniversary of the payment of the lump sum.

6.3    Acceleration of or Delay in Payments
The Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7). If the Plan receives a domestic relations order (within the meaning of Code Section 414(p)(1)(B)) directing that all or a portion of a Participant’s Accounts be paid to an “alternate payee,” any amounts to be paid to the alternate payee(s) shall be paid in a single lump sum.
6.4    Payments Treated as Made on the Designated Payment Date
Payments made on the payment date specified in the Plan, or on a later date within the same taxable year of the Participant or Beneficiary, or, if later, by the fifteenth (15th) day of the third calendar month following the payment date specified in the Plan shall be treated as having been made on the payment date; provided, however, that the Participant or Beneficiary is not permitted, directly or indirectly, to designate the taxable year of the payment. In addition, payments made no earlier than 30 days before the designated payment date will likewise be treated as having been made on the payment date so long as the Participant or Beneficiary is not permitted, directly or indirectly, to designate the taxable year of the payment. The foregoing shall be administered in compliance with the provisions of Regulation 1.409A-3(d), which Regulation may authorize other instances in which payments made after the payment date shall be treated as having been made on the payment date.

ARTICLE VII
MODIFICATIONS TO PAYMENT SCHEDULES
7.1    Participant’s Right to Modify
A Participant may modify any or all of the alternative Payment Schedules with respect to an Account, consistent with the permissible Payment Schedules available under the Plan, provided such modification complies with the requirements of this Article VII.
7.2    Time of Election
The date on which a modification election is submitted to the Committee must be at least twelve months prior to the date on which payment is scheduled to commence under the Payment Schedule in effect prior to the modification.
7.3    Date of Payment under Modified Payment Schedule
Except with respect to modifications that relate to the payment of a Death Benefit or a Disability Benefit, the date payments are to commence under the modified Payment Schedule must be no earlier than five years after the date payment would have commenced under the original Payment Schedule. Under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A.
7.4    Effective Date
A modification election submitted in accordance with this Article VII is irrevocable upon receipt by the Committee and becomes effective 12 months after such date.
7.5    Effect on Accounts
An election to modify a Payment Schedule is specific to the Account or payment event to which it applies, and shall not be construed to affect the Payment Schedules of any other Accounts.

ARTICLE I

ARTICLE VIII
VALUATION OF ACCOUNT BALANCES; INVESTMENTS
8.1    Valuation
Deferrals shall be credited to appropriate Accounts on the date such Compensation would have been paid to the Participant absent the Compensation Deferral Agreement. Company Contributions shall be credited to the Retirement / Termination Account at the times determined by the Committee. Valuation of Accounts shall be performed under procedures approved by the Committee.
8.2    Earnings Credit
Each Account will be credited with Earnings on each Business Day, based upon the Participant’s investment allocation among a menu of investment options selected in advance by the Committee, in accordance with the provisions of this Article VIII.
8.3    Investment Options
Investment options will be determined by the Committee. The Committee, in its sole discretion, shall be permitted to add or remove investment options from the Plan menu from time to time, provided that any such additions or removals of investment options shall not be effective with respect to any period prior to the effective date of such change.
8.4    Investment Allocations
A Participant’s investment allocation constitutes a deemed, not actual, investment among the investment options comprising the investment menu. At no time shall a Participant have any real or beneficial ownership in any investment option included in the investment menu, nor shall the Participating Employer or any trustee acting on its behalf have any obligation to purchase actual securities as a result of a Participant’s investment allocation. A Participant’s investment allocation shall be used solely for purposes of adjusting the value of a Participant’s Account Balances.
A Participant shall specify an investment allocation for each of his Accounts in accordance with procedures established by the Committee. Except as otherwise provided by the Committee, the following provisions of this Section 8.4 shall apply to allocations under the Plan. Allocation among the investment options must be designated in increments of 1%. The Participant’s investment allocation will become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day.
A Participant may change an investment allocation on any Business Day, both with respect to future credits to the Plan and with respect to existing Account Balances, in accordance with procedures adopted by the Committee. Changes shall become effective on the same Business Day or, in the case of investment allocations received after a time specified by the Committee, the next Business Day, and shall be applied prospectively.
8.5    Unallocated Deferrals and Accounts
If the Participant fails to make an investment allocation with respect to an Account, such Account shall be invested in an investment option, the primary objective of which is the preservation of capital, as determined by the Committee.
ARTICLE IX
ADMINISTRATION
9.1    Plan Administration
This Plan shall be administered by the Committee which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Committee and resolved in accordance with the claims procedures in Article XII.
9.2    Administration Upon Change in Control
Upon a Change in Control of the Company (not of a Participating Employer), the Committee, as constituted immediately prior to such Change in Control, shall continue to act as the Committee. The individual who was the Chief Executive Officer of the Company (or if such person is unable or unwilling to act, the next highest ranking officer) prior to the Change in Control shall have the authority (but shall not be obligated) to appoint an independent third party to act as the Committee.
Upon such Change in Control, the Company may not remove the Committee, unless 2/3rds of the members of the Board of Directors of the Company and a majority of Participants and Beneficiaries with Account Balances consent to the removal and replacement Committee. Notwithstanding the foregoing, neither the Committee nor the officer described above shall have authority to direct investment of trust assets under any rabbi trust described in Section 11.2.
The Participating Employer shall, with respect to the Committee identified under this Section, (a) pay all reasonable expenses and fees of the Committee, (b) indemnify the Committee (including individuals serving as Committee) against any costs, expenses and liabilities including, without limitation, attorneys’ fees and expenses arising in connection with the performance of the Committee hereunder, except with respect to matters resulting from the Committee’s gross negligence or willful misconduct, and (c) supply full and timely information to the Committee on all matters related to the Plan, any rabbi trust, Participants, Beneficiaries and Accounts as the Committee may reasonably require.
9.3    Withholding
The Participating Employer shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any taxes required by law to be withheld in respect of such payment (or credit). Withholdings with respect to amounts credited to the Plan shall be deducted from Compensation that has not been deferred to the Plan.
9.4    Indemnification
The Participating Employers shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which are delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Committee and its agents, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or it (including but not limited to reasonable attorney fees) which arise as a result of his or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Participating Employer. Notwithstanding the foregoing, the Participating Employer shall not indemnify any person or organization if his or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Participating Employer consents in writing to such settlement or compromise.
9.5    Delegation of Authority
In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who shall be legal counsel to the Company.
9.6    Binding Decisions or Actions
The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.
ARTICLE X
AMENDMENT AND TERMINATION
10.1    Amendment and Termination
The Company may at any time and from time to time amend the Plan or may terminate the Plan as provided in this Article X. Each Participating Employer may also terminate its participation in the Plan.
10.2    Amendments
The Company, by action taken by its Board of Directors or the Compensation Committee of the Board of Directors, may amend the Plan at any time and for any reason, provided that any such amendment shall not reduce the vested Account Balances of any Participant accrued as of the date of any such amendment or restatement (as if the Participant had incurred a voluntary Separation from Service on such date) or reduce any rights of a Participant under the Plan or other Plan features with respect to Deferrals made prior to the date of any such amendment or restatement without the consent of the Participant. The Board of Directors of the Company or the Compensation Committee of the Board of Directors may delegate to the Committee the authority to amend the Plan without the consent of the Board of Directors for the purpose of (a) conforming the Plan to the requirements of law, (b) facilitating the administration of the Plan, (c) clarifying provisions based on the Committee’s interpretation of the document, and (d) making such other amendments as the Board of Directors may authorize.
10.3    Termination
The Company, by action taken by its Board of Directors or the Compensation Committee of the Board of Directors may terminate the Plan and pay Participants and Beneficiaries their Account Balances in a single lump sum at any time, to the extent and in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix). If a Participating Employer terminates its participation in the Plan, the benefits of affected Employees shall be paid at the time provided in Article VI.
10.4    Application of Code Section 409A
The Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Code Section 409A. The Committee, pursuant to its authority to interpret the Plan, is to interpret the Plan in a manner so as to comply with Section 409A.

ARTICLE I
ARTICLE XI
INFORMAL FUNDING
11.1    General Assets
Obligations established under the terms of the Plan may be satisfied from the general funds of the Participating Employers, or a trust described in this Article XI. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Participating Employers. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Participating Employers and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Participating Employer.
11.2    Rabbi Trust
A Participating Employer may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Participating Employer or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

ARTICLE I
ARTICLE XII
CLAIMS
12.1    Filing a Claim
Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Committee which shall make all determinations concerning such claim. Any claim filed with the Committee and any decision by the Committee denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (the “Claimant”).
(a)    In General. Notice of a denial of benefits (other than Disability benefits) will be provided within ninety (90) days of the Committee’s receipt of the Claimant’s claim for benefits. If the Committee determines that it needs additional time to review the claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial ninety (90) day period. The extension will not be more than ninety (90) days from the end of the initial ninety (90) day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision.
(b)    Disability Benefits. Notice of denial of Disability benefits will be provided within forty-five (45) days of the Committee’s receipt of the Claimant’s claim for Disability benefits. If the Committee determines that it needs additional time to review the Disability claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial forty-five (45) day period. If the Committee determines that a decision cannot be made within the first extension period due to matters beyond the control of the Committee, the time period for making a determination may be further extended for an additional thirty (30) days. If such an additional extension is necessary, the Committee shall notify the Claimant prior to the expiration of the initial thirty (30) day extension. Any notice of extension shall indicate the circumstances necessitating the extension of time, the date by which the Committee expects to furnish a notice of decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues. A Claimant will be provided a minimum of forty-five (45) days to submit any necessary additional information to the Committee. In the event that a thirty (30) day extension is necessary due to a Claimant’s failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the Claimant until the earlier of the date the Claimant responds to the request for additional information or the response deadline.
(c)    Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language. The notice shall (1) cite the pertinent provisions of the Plan document and (2) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. In the case of a complete or partial denial of a Disability benefit claim, the notice shall provide a statement that the Committee will provide to the Claimant, upon request and free of charge, a copy of any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the decision.

12.2    Appeal of Denied Claims
A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with a committee designated to hear such appeals (the “Appeals Committee”). A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Appeals Committee. All written comments, documents, records, and other information shall be considered relevant if the information (1) was relied upon in making a benefits determination, (2) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision, or (3) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The Appeals Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.
(a)    In General. Appeal of a denied benefits claim (other than a Disability benefits claim) must be filed in writing with the Appeals Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The Appeals Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the appeal (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.
(b)    Disability Benefits. Appeal of a denied Disability benefits claim must be filed in writing with the Appeals Committee no later than one hundred eighty (180) days after receipt of the written notification of such claim denial. The review shall be conducted by the Appeals Committee (exclusive of the person who made the initial adverse decision or such person’s subordinate). In reviewing the appeal, the Appeals Committee shall (1) not afford deference to the initial denial of the claim, (2) consult a medical professional who has appropriate training and experience in the field of medicine relating to the Claimant’s disability and who was neither consulted as part of the initial denial nor is the subordinate of such individual and (3) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision. The Appeals Committee shall make its decision regarding the merits of the denied claim within forty-five (45) days following receipt of the appeal (or within ninety (90) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. Following its review of any additional information submitted by the Claimant, the Appeals Committee shall render a decision on its review of the denied claim.
(c)    Contents of Notice. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language.
The decision on review shall set forth (1) the specific reason or reasons for the denial, (2) specific references to the pertinent Plan provisions on which the denial is based, (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant’s claim, and (4) a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.
(d)    Contents of Disability Denial. For the denial of a Disability benefit, the notice will also include a statement that the Appeals Committee will provide, upon request and free of charge, (1) any internal rule, guideline, protocol or other similar criterion relied upon in making the decision, (2) any medical opinion relied upon to make the decision and (3) the required statement under Section 2560.503-1G)(5)(iii) of the Department of Labor regulations.
12.3    Legal Action – Attorneys’ Fees and Deadlines
(a)    Exhaustion / Plan-Based Statute of Limitations. A Claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures. In addition, a Participant (or Claimant) will forever lose his or her right to (a) file a lawsuit or claim under the Plan or related to the Plan if he or she does not file an initial claim for benefits under Section 12.1 within twelve (12) months of the earlier of the date his or her application for benefits was denied or the date on which he or she knew or should have known of such claim or (b) file a lawsuit after a final denial on appeal Section 12.2 if he or she does not file such lawsuit within twelve (12) months of receiving such final denial.
(b)    Attorneys’ Fees. If a Participant or Beneficiary prevails in a legal proceeding brought under the Plan to enforce the rights of such Participant or any other similarly situated Participant or Beneficiary, in whole or in part, the Participating Employer shall reimburse such Participant or Beneficiary for all legal costs, expenses, attorneys’ fees and such other liabilities incurred as a result of such proceedings. If the legal proceeding is brought in connection with a Change in Control, or a “change in control” as defined in a rabbi trust described in Section 11.2, the Participant or Beneficiary may file a claim directly with the trustee for reimbursement of such costs, expenses and fees. For purposes of the preceding sentence, the amount of the claim shall be treated as if it were an addition to the Participant’s or Beneficiary’s Account.
12.4    Discretion of Appeals Committee
All interpretations, determinations and decisions of the Appeals Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.
ARTICLE I

ARTICLE XIII
GENERAL PROVISIONS
13.1    Anti-assignment Rule
No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary. Notwithstanding anything to the contrary herein, however, the Committee has the discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)).
The Company may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting a Participating Employer without the consent of the Participant.
13.2    No Legal or Equitable Rights or Interest
No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Participating Employer. The right and power of a Participating Employer to dismiss or discharge an Employee is expressly reserved. The Participating Employers make no representations or warranties as to the tax consequences to a Participant or a Participant’s beneficiaries resulting from a deferral of income pursuant to the Plan.
13.3    No Employment Contract
Nothing contained herein shall be construed as constituting a contract or agreement between an Employee and a Participating Employer or a Non Employee Director and the Company to the effect that the Employee will be employed by the Employer or continue as a Director of the Company for any specific time..
13.4    Notice
Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing, in person, or through such electronic means as is established by the Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Written transmission shall be sent by certified mail to:
ROPER INDUSTRIES, INC.
ATTN: VICE PRESIDENT OF HUMAN RESOURCES
6901 PROFESSIONAL PARKWAY EAST, SUITE 200
SARASOTA, FLORIDA 34240
Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand-delivered, or sent by mail to the last known address of the Participant.
13.5    Headings
The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.
13.6    Invalid or Unenforceable Provisions

If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.
13.7    Lost Participants or Beneficiaries
Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his or her current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments until contact with the payee is restored.
13.8    Facility of Payment to a Minor
If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Company, and the Plan from further liability on account thereof.
13.9    Governing Law
To the extent not preempted by ERISA, the laws of the State of Delaware shall govern the construction and administration of the Plan.
(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned executed this Plan as of the 18th day of November, 2013, to be effective as of the Effective Date.
Roper Industries, Inc.
By:_/s/ Paul J. Soni            (Print Name) Paul J. Soni
Its:___________________________________    (Title )Vice President and Controller

First Amendment To The
Roper Industries, Inc. Non-Qualified Retirement Plan

    WHEREAS, Roper Industries, now known as Roper Technologies, Inc. (the “Company”) established and maintains the Roper Industries, Inc. Non-Qualified Retirement Plan, as most recently amended and restated effective as of January 1, 2013 (the “Plan”); and

    WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) is authorized to amend the Plan in Section 10.2 thereof; and

    WHEREAS, the Committee desires to amend the Plan effective as of April 25, 2015, to reflect a change in the name of the Company.

    NOW, THEREFORE, the Plan is hereby amended, effective as of April 25, 2015, to replace the words “Roper Industries, Inc.” with “Roper Technologies, Inc.” in each place it appears therein.

    IN WITNESS WHEREOF, the undersigned executed this First Amendment as of the 5th day of May, 2015, to be effective as of the date specified above.

Roper Technologies, Inc.

By: Paul J. Soni

Its: Vice President and Controller

/s/ Paul J. Soni